Exhibit (h)(1)

STEADFAST ALCENTRA GLOBAL CREDIT FUND

FORM OF

DEALER MANAGER AGREEMENT

Up to $3,000,000,000 in Common Shares of Beneficial Interest, $0.001 par value per share

__________, 2016

Steadfast Capital Markets Group, LLC
18100 Von Karman Avenue
Suite 500
Irvine, California 92612

Ladies and Gentlemen:

Steadfast Alcentra Global Credit Fund, a Delaware Statutory Trust (the “Fund”), has registered for public sale (the “Offering”) a maximum of $3,000,000,000 in common shares of beneficial interest, $0.001 par value per share (the “Common Shares”), to be issued and sold to the public on a “best efforts” basis (the “Offered Shares”) through you (the “Dealer Manager”) as the managing dealer and the broker-dealers participating in the Offering (the “Participating Dealers”) as follows: (i) Class A Shares will be sold at an initial per share offering price of $10.00 until the Minimum Offering Requirement (as defined below) is achieved and, thereafter at an offering price equal to the Fund’s then current net asset value (“NAV”) per share plus selling commissions and dealer manager fees (each as described below) of up to 6.0% and 2.0%, respectively; (ii) Class T Shares will be sold at an initial per share offering price of $9.68 until the Minimum Offering Requirement (as defined below) is achieved and, thereafter at an offering price equal to the Fund’s then current NAV per share plus selling commissions and dealer manager fees (each as described below) of up to 3.0% and 2.0%, respectively; (iii) Class D Shares will be sold at an initial per share offering price of $9.39 until the Minimum Offering Requirement (as defined below) is achieved and, thereafter at an offering price equal to the Fund’s then current NAV per share plus dealer manager fees (as described below) of up to 2.0%; and (iv) Class I Shares will be sold at an initial per share offering price of $9.20 until the Minimum Offering Requirement (as defined below) is achieved and, thereafter at an offering price equal to the Fund’s then current NAV per share. Terms used but not otherwise defined herein have the meanings given to them in the Prospectus (as defined below).

The Fund hereby agrees with you, the Dealer Manager, as follows:

1. Representations and Warranties of the Fund. The Fund hereby represents and warrants to the Dealer Manager and each Participating Dealer with whom the Dealer Manager has entered into or will enter into a Participating Dealer Agreement (the “Participating Dealer Agreement”) substantially in the form attached as Exhibit A to this Dealer Manager Agreement (this “Agreement”), as of the date hereof and at all times during the Offering Period, as that term is defined below (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Fund only makes such representations and warranties as of such date or dates) as follows:

1.1 Compliance with Registration Requirements.

(a) A registration statement on Form N-2 (File No. 333-______), including a preliminary prospectus and a statement of additional information (“SAI”), for the registration of the Offering has been prepared by the Fund in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Securities Act Regulations”), and was initially filed with the Commission on October __, 2016 (the “Registration Statement”). The Fund has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof and will file such additional amendments and supplements thereto as may hereafter be required. As used in this Agreement, the term “Registration Statement” means the Registration Statement, as amended through the Effective Date (as defined below); the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the Commission; the term “Prospectus” means the prospectus, as amended or supplemented, on file with the Commission at the Effective Date of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), except that if the Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Fund pursuant to Rule 497 of the Securities Act Regulations shall differ from the Prospectus on file at the time the Registration Statement or any post-effective amendment to the Registration Statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to either Rule 497 of the Securities Act Regulations from and after the date on which it shall have been filed with the Commission; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the Commission. As of the date hereof, the Commission has not issued any stop order suspending the effectiveness of the Registration Statement and the Fund has received no notice to the effect that and proceeding for that purposes has been instituted or is pending before or threatened by the Commission under the Securities Act.

(b) The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and the Prospectus does not, and any amendment or supplement thereto will not, as of the applicable Filing Date, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Fund makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Fund by the Dealer Manager or any Participating Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

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1.2 Good Standing of the Fund.

(a) The Fund is a statutory trust duly organized and validly existing under the laws of the State of Delaware, and is in good standing with the Secretary of State of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund enforceable against the Fund in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 7 and 8 of this Agreement, respectively, may be limited under applicable securities laws.

(b) The Fund has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Fund taken as a whole (a “Material Adverse Effect”).

1.3 Authorization and Description of Securities. The issuance and sale of the Offered Shares have been duly authorized by the Fund, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Fund are not subject to preemptive or other similar rights arising by operation of law, under the declaration of trust or bylaws of the Fund or under any agreement to which the Fund is a party or otherwise. The Offered Shares conform in all material respects to the description of the Common Shares contained in the Registration Statement and the Prospectus. The authorized, issued and outstanding Common Shares as of the Effective Date are as set forth in the Prospectus under the caption “Description of Capital Structure.” All offers and sales of the Common Shares prior to the date hereof were at all relevant times duly registered under the Securities Act or were exempt from the registration requirements of the Securities Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

1.4 Absence of Defaults and Conflicts.  The Fund is not in violation of its declaration of trust or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Fund will not violate the terms of or constitute a breach or default under: (i) its declaration of trust or bylaws; (ii) any indenture, mortgage, deed of trust, lease, or other material agreement to which the Fund is a party; (iii) any law, rule or regulation applicable to the Fund; or (iv) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Fund except, in the cases of clauses (ii), (iii) and (iv), for such violations or defaults that, individually or in the aggregate, would not result in a Material Adverse Effect.

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1.5 Registered Investment Company. The Fund is a non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

1.6 Absence of Further Requirements. As of the date hereof, no filing with, or consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency is required for the performance by the Fund of its obligations under this Agreement or in connection with the issuance and sale by the Fund of the Offered Shares, except such as may be required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or applicable state securities laws or where the failure to obtain such consent, approval, authorization, license, registration, qualification, order or decree of any court, governmental authority or agency would not have a Material Adverse Effect.

1.7 Absence of Proceedings. As of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Fund, threatened against the Fund at law or in equity or before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.8 Financial Statements. The financial statements of the Fund included in the Registration Statement, together with the related notes, present fairly the financial position of the Fund, as of the date specified, in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis and in conformity with Regulation S-X of the Commission.

1.9 Escrow Agent. The Fund has entered into an escrow agreement (the “Escrow Agreement”) with UMB Bank, N.A., as escrow agent (the “Escrow Agent”), and the Dealer Manager, in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account into which subscribers’ funds will be deposited pursuant to the subscription procedures described in Section 6 below (the “Escrow Account”).

1.10 Independent Accountants. The independent registered public accounting firm that has audited and is reporting upon any financial statements included or to be included in the Registration Statement or any amendments thereto, shall be as of the applicable Effective Date or Filing Date, and shall have been during the periods covered by their report included in the Registration Statement or any amendments thereto, independent public accountants with respect to the Fund within the meaning of the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.

1.11 No Material Adverse Change in Business. Since the respective dates as of which information is provided in the Registration Statement or any amendments thereto, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Fund, whether or not arising in the ordinary course of business, which would have a Material Adverse Effect.

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1.12 Material Agreements. There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Registration Statement or incorporated or filed as required. Each document incorporated by reference into the Registration Statement complied, as of the date filed, in all material respects with the requirements as to form of the Exchange Act, and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”).

1.13 Reporting and Accounting Controls. The Fund has implemented or will implement controls and other procedures that are designed to ensure that information required to be disclosed by the Fund in supplements to the Prospectus and amendments to the Registration Statement under the Securities Act and the Securities Act Regulations, the reports that it files or submits under the 1940 Act or other applicable securities laws and the reports and filings that it is required to make under the applicable state securities laws in connection with the Offering are recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms and is accumulated and communicated to the Fund’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Fund makes and keeps books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Fund. The Fund maintains or will maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the Fund’s knowledge, neither the Fund, nor any employee or agent thereof, has made any payment of funds of the Fund or received or retained any funds, and no funds of the Fund have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Fund.

1.14 Material Relationships. No material relationship, direct or indirect, exists between or among the Fund on the one hand, and the directors, officers, security holders of the Fund or an affiliate, on the other hand, which is required to be described in the Prospectus and which is not so described.

1.15 Possession of Licenses and Permits. The Fund possesses adequate permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local and foreign regulatory agencies or bodies necessary to conduct the business now operated by it, except where the failure to obtain such Governmental Licenses, singly or in the aggregate, would not have a Material Adverse Effect; the Fund is in compliance with the terms and condition of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and, as of the date hereof, the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

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1.16 Possession of Intellectual Property. The Fund owns or possesses, has the right to use or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by the Fund, except where the failure to have such ownership or possession would not, singly or in the aggregate, would have a Material Adverse Effect. The Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

1.17 Advertising and Sales Materials. All advertising and supplemental sales literature prepared or approved by the Fund or Steadfast Investment Adviser, LLC, a Delaware limited liability company that serves as the Fund’s investment adviser pursuant to the terms of an investment advisory agreement (the “Adviser”), whether designated solely for “broker-dealer use only” or otherwise, to be used or delivered by the Fund, the Adviser or the Dealer Manager in connection with the Offering (the “Authorized Sales Materials”) will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, in the light of the circumstances under which they were made and in conjunction with the Prospectus delivered therewith, not misleading. Furthermore, all such Authorized Sales Materials will have received all required regulatory approval, which may include, but is not limited to, FINRA and state securities agencies, as applicable, prior to use, except where the failure to obtain such approval would not result in a Material Adverse Effect.

1.18 Compliance with Privacy Laws and the USA PATRIOT Act. The Fund complies in all material respects with applicable privacy provisions of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”) and applicable provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended (the “USA PATRIOT Act”).

1.19 Registration Rights. There are no persons with registration or other similar rights to have any securities of the Fund registered pursuant to the Registration Statement or otherwise registered by the Fund under the Securities Act, or included in the Offering contemplated hereby.

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1.20 Taxes. The Fund has filed all federal, state and foreign income tax returns which have been required to be filed on or before the due date (taking into account all extensions of time to file), and has paid or provided for the payment of all taxes indicated by said returns and all assessments received by the Fund to the extent that such taxes or assessments have become due, except where the Fund is contesting such assessments in good faith and except for such taxes and assessments the failure of which to pay would not have a Material Adverse Effect.

1.21 Authorized Use of Trademarks. Any required consent and authorization has been obtained for the use of any trademark or service mark in any advertising and supplemental sales literature or other materials delivered by the Fund to the Dealer Manager or approved by the Fund for use by the Dealer Manager and, to the Fund’s knowledge, its use does not constitute the unlicensed use of intellectual property.

1.22 Affiliated Persons. Except as disclosed in the Registration Statement, (i) no person is serving or acting as an officer or trustee of the Fund, except in accordance with the applicable provisions of the 1940 Act and the applicable published rules and regulations thereunder and (ii) to the knowledge of the Fund, no trustee of the Fund is an “affiliated person” (as defined in the 1940 Act) of the Dealer Manager.

1.23 Compliance with 1940 Act. The Fund’s current and contemplated business operations and investments are and will be in compliance in all material respects with the provisions of the 1940 Act and the applicable rules and regulations of the Commission promulgated thereunder, except as would not result, individually or in the aggregate, in a Material Adverse Effect.

1.24 Investment Policies and Restrictions. The provisions of the Fund’s declaration of trust and bylaws and the investment objectives, policies and restrictions described in the Prospectus and the SAI are not inconsistent with the requirements of the 1940 Act and the applicable rules and regulations of the Commission promulgated thereunder.

1.25 Foreign Corrupt Practices Act. Neither the Fund nor, to the knowledge of the Fund, any trustee, officer, employee or affiliate of the Fund is aware of or has taken any action, directly or indirectly, that would result in a violation by such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder.

2. Covenants of the Fund. The Fund hereby covenants and agrees with the Dealer Manager that:

2.1 Compliance with Securities Laws and Regulations. The Fund will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly advise the Dealer Manager of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus and (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the Commission or under the Securities Act; and (d) if at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Fund will promptly notify the Dealer Manager and, to the extent the Fund determines such action is in the best interest of the Fund, use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

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2.2 Delivery of Registration Statement, Prospectus and Sales Materials. The Fund will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. The Fund will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of: (a) the Prospectus in preliminary and final form and every form of supplemental or amended Prospectus; (b) the SAI; and (c) the Authorized Sales Materials.

2.3 Blue Sky Qualifications. The Fund will use its commercially reasonable efforts to qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each of the jurisdictions in which an offer or sale is made or in which a prospective investor resides (such jurisdictions in which qualifications or exemptions for the offer and sale of the Offered Shares are in effect as of a relevant date are referred to herein as the “Qualified Jurisdictions”), to file such documents and furnish such information as may be reasonably required for that purpose, and to maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Fund will prepare and file all such post-sales filings or reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall have provided the Fund with any information required for such filings or reports that is in the Dealer Manager’s possession. The Fund will furnish to the Dealer Manager a blue sky memorandum, prepared and updated from time to time by counsel to the Fund, naming the Qualified Jurisdictions. The Fund will notify the Dealer Manager promptly following a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect. The Fund will file and obtain clearance of the Authorized Sales Material to the extent required by applicable Securities Act Regulations and state securities laws.

2.4 Material Disclosures. If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Fund, the Prospectus would include an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, the Fund will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Participating Dealers shall suspend the offering and sale of the Offered Shares in accordance with Section 4.13 hereof until such time as the Fund, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (b) has prepared any required supplemental or amended Prospectus as shall be necessary to correct such statement or omission and to comply with the requirements of Section 10 of the Securities Act.

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2.5 No Manipulation of Market for Securities. The Fund will not take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Offered Shares in violation of federal or state securities laws.

2.6 Use of Proceeds. The Fund will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus in all material respects.

2.7 Transfer Agent. The Fund will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

2.8 RIC Qualification. The Fund will operate in a manner so as to enable the Fund to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (“RIC”), for each taxable year in which the Fund elects such RIC status; provided, however, that at the discretion of the Fund’s board of trustees, it may elect to not be so qualified.

3. Payment of Expenses and Fees.

3.1 Fund Expenses. Subject to the limitations described below, the Fund agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fees, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Fund’s legal counsel, and independent registered public accounting firm; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Fund shall designate as appropriate and the determination of their eligibility-for sale under state law as aforesaid and the printing and furnishing of copies of blue sky surveys to the Dealer Manager; (e) filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Adviser’s personnel, the personnel of Alcentra NY, LLC (the “Sub-Adviser”) and acting on behalf of the Fund, in making road show presentations and presentations to Participating Dealers and other broker-dealers and financial advisors with respect to the offering of the Offered Shares; and (h) the performance of the Fund’s other obligations hereunder.

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3.2 Dealer Manager Expenses. In addition to payment of the Fund expenses, the Fund shall reimburse the Dealer Manager as provided in the Prospectus for certain costs and expenses incident to the Offering, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) legal counsel to the Dealer Manager, including fees and expenses incurred prior to the Effective Date; (b) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Offering; (c) attendance at broker-dealer sponsored conferences, educational conferences sponsored by the Fund, industry sponsored conferences and informational seminars; and (d) customary promotional items; provided, however, that, no costs and expenses shall be reimbursed by the Fund pursuant to this Section 3.2 that would cause the total underwriting compensation paid in connection with the Offering to exceed 8% of the gross proceeds from the sale of the Offered Shares, excluding reimbursement of bona fide due diligence expenses as provided under Section 3.3.

3.3 Due Diligence Expenses. In addition, the Fund shall reimburse the Dealer Manager for accountable due diligence expenses incurred by the Dealer Manager or any Participating Dealer. Subject to and in accordance with applicable FINRA Rules and regulations, such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Dealer and their personnel when visiting the Fund’s offices to verify information relating to the Fund. The Dealer Manager and any Participating Dealer shall provide to the Fund a detailed and itemized invoice for any such due diligence expenses.

4. Representations, Warranties and Covenants of Dealer Manager. The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Fund as of the date hereof and at all times during the Offering Period (provided that, to the extent representations and warranties are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates) as follows:

4.1 Good Standing of the Dealer Manager. The Dealer Manager is a limited liability company duly organized and validly existing under the laws of the State of Delaware, with full power and authority to conduct its business and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Dealer Manager and is a legal, valid and binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity provisions and the contribution provisions contained in Sections 7 and 8 of this Agreement, respectively, may be limited under applicable securities laws.

4.2 Compliance with Applicable Laws, Rules and Regulations. The Dealer Manager represents to the Fund that (a) it is a member of FINRA in good standing, and (b) it and its employees and representatives who will perform services hereunder have all required licenses and registrations to act under this Agreement. With respect to its participation and the participation by each Participating Dealer in the offer and sale of the Offered Shares (including, without limitation, any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Participating Dealer Agreement, each Participating Dealer shall have agreed, to comply with any applicable requirements of the Securities Act and the Exchange Act, applicable state securities or blue sky laws, and, specifically including, but not in any way limited to, NASD Conduct Rule 2420, and FINRA Conduct Rules 5110 and 5141.

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4.3 AML Compliance. The Dealer Manager represents to the Fund that it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA Conduct Rules, Exchange Act Regulations and the USA PATRIOT Act, specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act,” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares. The Dealer Manager further represents that it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and the Dealer Manager hereby covenants to remain in compliance with such requirements and shall, upon request by the Fund, provide a certification to the Fund that, as of the date of such certification (a) its AML Program is consistent with the AML Rules and (b) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

4.4 Accuracy of Information. The Dealer Manager represents and warrants to the Fund and each person that signs the Registration Statement that the information under the caption “Plan of Distribution” in the Prospectus and all other information furnished to the Fund by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

4.5 Suitability.

(a) The Dealer Manager will offer Offered Shares, and in its agreement with each Participating Dealer will require that Participating Dealers offer Offered Shares, only to persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent to it by the Fund and will only make offers to persons in the jurisdictions in which it is advised in writing by the Fund that the Offered Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), the Dealer Manager represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both the Dealer Manager and such registered representative are duly licensed to transact securities business in such jurisdiction.

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(b) The Dealer Manager further represents, warrants and covenants that neither the Dealer Manager, nor any person associated with the Dealer Manager, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under all of the following: (i) applicable provisions of the Prospectus; and (ii) applicable FINRA Conduct Rules. The Dealer Manager agrees to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, the Dealer Manager, or a person associated with the Dealer Manager, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Fund) concerning the investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to the Dealer Manager, or person associated with the Dealer Manager, that (i) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Fund, (ii) the investor has a net worth sufficient to sustain the risks inherent in an investment in Offered Shares in the amount proposed, including loss and potential lack of liquidity of such investment and (iii) an investment in Offered Shares is otherwise suitable for such investor. The Dealer Manager further represents, warrants and covenants that the Dealer Manager, or a person associated with the Dealer Manager, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor solicited by a person associated with the Dealer Manager by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. The Dealer Manager agrees to retain such documents and records in the Dealer Manager’s records for a period of six years from the date of the applicable sale of Offered Shares, to otherwise comply with the record keeping requirements provided in Section 4.6 below and to make such documents and records available to (i) the Fund upon request, and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. The Dealer Manager shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of the Dealer Manager’s customer and such customer’s completed and executed Subscription Agreement (as defined below).

4.6 Recordkeeping. The Dealer Manager agrees to comply with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. The Dealer Manager further agrees to keep such records with respect to each customer who purchases Offered Shares, the customer’s suitability and the amount of Offered Shares sold, and to retain such records for such period of time as may be required by the Commission, any state securities commission, FINRA or the Fund.

4.7 Customer Information. The Dealer Manager shall:

(a) abide by and comply with (i) the privacy standards and requirements of the GLB Act; (ii) the privacy standards and requirements of any other applicable federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

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(b) refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c) determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers from the Participating Dealers (the “List”) to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

4.8 Resale of Offered Shares. The Dealer Manager agrees, and each Participating Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Participating Dealer’s participation in any resales or transfers of the Offered Shares. In addition, the Dealer Manager agrees, and each Participating Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Participating Dealer will fully comply with all applicable FINRA rules and any other applicable federal or state laws.

4.9 Blue Sky Compliance. The Dealer Manager shall cause the Offered Shares to be offered and sold only in the Qualified Jurisdictions. No Offered Shares shall be offered or sold for the account of the Fund in any other states or foreign jurisdictions.

4.10 Distribution of Prospectuses. The Dealer Manager is familiar with Rule 15c2-8 under the Exchange Act, relating to the distribution of preliminary and final Prospectuses, and confirms that it has complied and will comply therewith.

4.11 Authorized Sales Materials. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus and the Authorized Sales Materials.

4.12 Materials for Broker-Dealer Use Only. The Dealer Manager will not use any sales literature unless authorized and approved by the Fund or use any “broker-dealer use only” materials with members of the public in connection with offers or sales or the Offered Shares.

4.13 Suspension or Termination of Offering. The Dealer Manager agrees, and will require that each of the Participating Dealers agree, to suspend or terminate the offering and sale of the Offered Shares upon request of the Fund at any time and to resume offering and sale of the Offered Shares upon subsequent request of the Fund.

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5. Sale of Offered Shares.

5.1 Exclusive Appointment of Dealer Manager. The Fund hereby appoints the Dealer Manager as its exclusive agent and managing dealer during the period commencing with the date hereof and ending on the earlier of (a) the termination date of the Offering or (b) the termination of this Agreement as provided herein (the “Termination Date”) (in each case such period, the “Offering Period”) to solicit, and to cause Participating Dealers to solicit, purchasers of the Offered Shares at the purchase price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus, and the Dealer Manager agrees to use its best efforts to procure purchasers of the Offered Shares during the Offering Period. The Offered Shares offered and sold through the Dealer Manager under this Agreement shall be offered and sold only by the Dealer Manager and, at the Dealer Manager’s sole option, by any Participating Dealers whom the Dealer Manager may retain, each of which shall be members of FINRA in good standing, pursuant to an executed Participating Dealer Agreement with such Participating Dealer. The Dealer Manager hereby accepts such agency and agrees to use its best efforts to sell the Offered Shares on said terms and conditions.

5.2 Compensation.

(a) Selling Commissions. Subject to volume discounts and other special circumstances described in or otherwise provided in the “Plan of Distribution” section of the Prospectus or this Section 5.2, the Fund will pay to the Dealer Manager selling commissions in the amount of 6.0% of the gross proceeds of the Class A Shares sold in the offering and 3.0% of the gross proceeds of the Class T Shares sold in this offering, which commissions will be reallowed to the Participating Dealer who sold the Offered Shares giving rise to such commissions, as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer; provided, however, that no commissions described in this clause (a) shall be payable in respect of the purchase of Offered Shares sold: (i) through an investment advisory representative affiliated with a Participating Dealer who is paid on a fee-for-service basis by the investor related to the investment in the Fund; (ii) by a Participating Dealer (or such Participating Dealer’s registered representative), in its individual capacity, or by a retirement plan of such Participating Dealer (or such Participating Dealer’s registered representative); or (iii) by an officer, director or employee of the Fund, the Adviser, the Sub-Adviser or their respective affiliates. The Fund will not pay to the Dealer Manager any selling commissions in respect of the purchase of any DRIP Shares.

(b) Dealer Manager Fee. The Fund will pay to the Dealer Manager a dealer manager fee in the amount of 2.0% of the gross proceeds from the sale of Class A Shares in the Offering, 2.0% of the gross proceeds from the sale of Class T Shares in the offering, and 2.0% of the gross proceeds from the sale of Class D Shares in the offering (collectively, the “Dealer Manager Fee”), a portion of which may be reallowed to Participating Dealers (as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer), which reallowance, if any, shall be determined by the Dealer Manager in its discretion based on factors including, but not limited to, the number of Offered Shares sold by such Participating Dealer and the assistance of such Participating Dealer in marketing the Offering; provided, however, that no Dealer Manager Fee shall be payable in respect of the purchase of Offered Shares by an officer, director or employee of the Fund, the Adviser, the Sub-Adviser or their respective affiliates.

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(c) Distribution Fee. Upon the terms set forth in the Prospectus and with respect to Class T Shares, Class D Shares and Class I Shares purchased in the Offering, the Dealer Manager will receive an annual distribution fee (“Distribution Fee”) of 1.0% with respect to Class T Shares, 0.5% with respect to Class D Shares and 0.5% with respect to Class I Shares; provided, that the maximum Distribution Fees payable in connection with the purchase of Class T Shares is 3.0% of the purchase price of such shares, the maximum Distribution Fees payable in connection with the purchase of Class D Shares is 6.0% of the purchase price of such shares and the maximum Distribution Fees payable in connection with the purchase of Class I Shares is 8.0% of the purchase price of such shares. The Dealer Manager may reallow a portion of the Distribution Fee to Participating Dealers (as described more fully in the Participating Dealer Agreement entered into with such Participating Dealer); provided, however, that the Distribution Fee shall not begin to accrue until the date upon which the Fund has achieved the Minimum Offering Requirement and the Escrow Agent has released proceeds from the Escrow Account to the Fund. The Distribution Fee will not be payable with respect to DRIP Shares. All Distribution Fees payable with respect to the sales of Offered Shares will cease in accordance with the offering terms and conditions as set forth in the Prospectus.

5.3 Obligations to Participating Dealers. The Fund will not be liable or responsible to any Participating Dealer for direct payment of selling commissions, Dealer Manager Fees or Distribution Fees to such Participating Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of selling commissions, Dealer Manager Fees or Distribution Fees to Participating Dealers. Notwithstanding the above, the Fund, in its sole discretion, may act as agent of the Dealer Manager by making direct payment of commissions, reallowances of the Dealer Manager Fee or payment of Distribution Fees to such Participating Dealers without incurring any liability therefor. The Distribution Fee payable to Participating Dealers with respect to any Class T, Class D and Class I Shares will be paid on a monthly basis.

6. Submission of Orders.

(a) Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a subscription agreement in the form attached as an appendix to the Prospectus (the “Subscription Agreement”) and to deliver to the Dealer Manager or Participating Dealer, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the initial amount of $10.00 per Class A Share, $9.68 per Class T Share, $9.39 per Class D Share and $9.20 per Class I Share until the Fund has achieved the Minimum Offering Requirement, and thereafter at a public offering price equal to the Fund’s NAV plus the applicable selling commissions and/or Dealer Manager Fees, or such other per share purchase price as the Fund’s Board of Directors may establish from time to time (subject to available discounts based upon the volume of shares purchased and for certain categories of purchasers, as specified in the Prospectus). In no event shall the aggregate selling commissions, Dealer Manager Fees and Distribution Fees exceed 8.0% of the gross offering proceeds received in the Offering. There shall be a minimum initial purchase by any one purchaser of $4,000 in Class A Shares, Class T Shares and Class D Shares and a $10,000 minimum initial purchase by any one purchaser of Class I Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Fund to the Dealer Manager). Minimum subsequent purchases of Offered Shares shall be $500 per transaction. Until such time as the Fund has received and accepted subscriptions for at least $3,000,000 in Offered Shares (the “Minimum Offering Requirement”) and released the proceeds from such subscriptions from the Escrow Account, those purchasers who purchase Offered Shares will be instructed by the Processing Broker-Dealer to make their checks payable to “UMB Bank, N.A., as escrow agent for Steadfast Alcentra Global Credit Fund.” Thereafter, those persons who purchase Offered Shares will be instructed by the Processing Broker-Dealer to make their checks payable to “Steadfast Alcentra Global Credit Fund.”

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(b) The Processing Broker-Dealer receiving a Subscription Agreement and instrument of payment not conforming to the foregoing instructions shall return such Subscription Agreement and instrument of payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and instruments of payment received by the Processing Broker-Dealer that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(i) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and instruments of payment to the Escrow Agent or, after the Minimum Offering Requirement has been achieved (or such greater amount as may be applicable in respect of any greater escrow in respect of subscribers from any state), to the Fund or to such other account or agent as directed by the Fund; and

(ii) where, pursuant to the internal supervisory procedures of the Processing Broker-Dealer, final internal supervisory review is conducted at a different location (the “Final Review Office”), Subscription Agreements and instruments of payment will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instruments of payment to the Escrow Agent or, after the Minimum Offering Requirement has been achieved (or such greater amount as may be applicable in respect of any greater escrow in respect of subscribers from any state), to the Fund or to such other account or agent as directed by the Fund.

(c) Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and instrument of payment for such account directly to the Escrow Agent. The Processing Broker-Dealer shall furnish to the Escrow Agent with each delivery of instruments of payment a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Offered Shares subscribed for, and the amount of money paid.

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(d) No compensation in connection with the Offering may be paid to the Dealer Manager, Participating Dealers or their affiliates out of the proceeds of the Offering prior to the release of such proceeds from the Escrow Account. However, if any such payments are made from sources other than proceeds of the Offering, they shall be made only on the basis of bona fide transactions.

7. Indemnification.

7.1 Indemnified Parties Defined. For the purposes of this Section 7, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, trustees, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

7.2 Indemnification of the Dealer Manager and Participating Dealers. The Fund will indemnify, defend (subject to Section 7.6) and hold harmless the Dealer Manager and the Participating Dealers, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Participating Dealers or the Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act, the Exchange Act or the 1940 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Fund, any material breach of a covenant contained herein by the Fund, or any material failure by the Fund to perform its obligations hereunder or to comply with state or federal securities laws (which, for the avoidance of doubt, include the 1940 Act) applicable to the Offering, or (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Fund or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Fund under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or necessary to make the statements therein not misleading, and the Fund will reimburse each Participating Dealer or the Dealer Manager, and/or their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Dealer or the Dealer Manager, and/or their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Fund will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Fund by the Dealer Manager or (y) to the Fund or the Dealer Manager by or on behalf of any Participating Dealer, in each case expressly for use in the Registration Statement or any post-effective amendment thereof or any Authorized Sales Material.

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Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 7.2 is further limited to the extent that no such indemnification by the Fund of a Participating Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws, unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

7.3 Dealer Manager Indemnification of the Fund. The Dealer Manager will indemnify, defend and hold harmless the Fund, its Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act, the Exchange Act or the 1940 Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager, or any material failure by the Dealer Manager to perform its obligations hereunder or (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereto or necessary to make the statements therein not misleading, provided, however, that in each case described in clauses (b) and (c) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereto or any Authorized Sales Material, or (d) any use of sales literature by the Dealer Manager not authorized or approved by the Fund or any use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by the Dealer Manager, or (e) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, or (f) any material violation by the Dealer Manager of this Agreement, or (g) any failure by the Dealer Manager to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Regulations and the USA PATRIOT Act, or (h) any other failure by the Dealer Manager to comply with applicable FINRA or Exchange Act Regulations. The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action.

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7.4 Participating Dealer Indemnification of the Fund, Adviser and Dealer Manager. By virtue of entering into the Participating Dealer Agreement, each Participating Dealer severally will agree to indemnify, defend and hold harmless the Fund, the Adviser, the Dealer Manager, each of their respective Indemnified Parties and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Fund, the Adviser, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, as more fully described in the Participating Dealer Agreement.

7.5 Action Against Parties; Notification. Promptly after receipt by any Indemnified Party under this Section 7 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses (subject to Section 7.6) incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

7.6 Reimbursement of Fees and Expenses. An indemnifying party under Section 7 of this Agreement shall be obligated to reimburse an Indemnified Party for reasonable legal and other expenses as follows:

(a) In the case of the Fund indemnifying the Dealer Manager, the advancement of funds of the Fund to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund; (ii) the legal action is initiated by a third party who is not a shareholder of the Fund or the legal action is initiated by a shareholder of the Fund acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Fund, together with the applicable legal rate of interest thereon, in cases in which the Dealer Manager is found not to be entitled to indemnification.

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(b) In any case of indemnification other than that described in Section 7.6(a) above, the indemnifying party shall pay all legal fees and expenses reasonably incurred by the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating by a majority of the Indemnified Parties against which such action is finally brought; and in the event a majority of such Indemnified Parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

7.7 Full Force and Effect. The indemnity agreements contained in this Section 7 shall remain operative and in full force and effect regardless of: (a) any investigation made by or on behalf of any Participating Dealer, or any person controlling any Participating Dealer or by or on behalf of the Fund, the Adviser, the Dealer Manager or any officer, trustee or director thereof; (b) delivery of any Offered Shares and payment therefor; and (c) any termination of this Agreement or any Participating Dealer Agreement. A successor of any Participating Dealer Agreement or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 7.

7.8 1940 Act. Notwithstanding any other provision of this Section 7, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

8. Contribution.

(a) If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Dealer Manager and the Participating Dealer, respectively, from the offering of the Offered Shares pursuant to this Agreement and the relevant Participating Dealer Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund, the Dealer Manager and the Participating Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

(b) The relative benefits received by the Fund, the Dealer Manager and the Participating Dealer, respectively, in connection with the offering of the Offered Shares pursuant to this Agreement and the relevant Participating Dealer Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the Offering pursuant to this Agreement and the relevant Participating Dealer Agreement (before deducting expenses), received by the Fund, and the total selling commissions, Dealer Manager Fees and Distribution Fees received by the Dealer Manager and the Participating Dealer, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover.

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(c) The relative fault of the Fund, the Dealer Manager and the Participating Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Fund, or by the Dealer Manager or by the Participating Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Fund, the Dealer Manager and the Participating Dealer (by virtue of entering into the Participating Dealer Agreement) agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e) Notwithstanding the provisions of this Section 8, the Dealer Manager and the Participating Dealer shall not be required to contribute any amount by which the total price at which the Offered Shares sold to the public by them exceeds the amount of any damages which the Dealer Manager and the Participating Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f) No party guilty of fraudulent misrepresentation shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation pursuant to Section 11(f) of the Securities Act.

(g) For the purposes of this Section 8, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and the officers, directors, trustees, employees, members, partners, agents and representatives of the Fund, each officer of the Fund who signed the Registration Statement and each person, if any, who controls the Fund, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Fund. The Participating Dealers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Offered Shares sold by each Participating Dealer and not joint.

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9. Survival of Provisions. The respective agreements, representations and warranties of the Fund and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Dealer or any person controlling the Dealer Manager or any Participating Dealer or by or on behalf of the Fund, the Adviser or any person controlling the Fund; and (b) the delivery of payment for the Offered Shares. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 7, 8, 9, 10, 12, 13, 14 and 16, all of which will survive the termination of this Agreement.

10. Applicable Law; Venue. This Agreement was executed and delivered in, and its validity, interpretation and construction shall be governed by the laws of, the State of Delaware; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 10. Venue for any action brought hereunder shall lie exclusively in Irvine, California.

11. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart. To facilitate execution of this Agreement, the parties may execute and exchange the signature page by facsimile or PDF counterparts. Further, the parties agree that electronic signatures, such as DocuSign or similar electronic signing software, will be deemed to be originals.

12. Entire Agreement. This Agreement and the Exhibit attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

13. Successors and Amendment and Third-Party Beneficiaries.

13.1 Successors. This Agreement shall inure to the benefit of and be binding upon the Dealer Manager and the Fund and their respective successors and permitted assigns and shall inure to the benefit of the Participating Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

13.2 Assignment. Neither the Fund nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Fund on the other hand.

13.3 Amendment. This Agreement may be amended only by the written agreement of the Dealer Manager and the Fund.

13.4 Third-Party Beneficiaries. The Fund and the Dealer Manager hereby acknowledge and agree that the Participating Dealers shall be express third-party beneficiaries to the representations, warranties and covenants contained in Section 1 of this Agreement, and the rights to indemnification and reimbursement granted by Sections 7 and 8 of this Agreement. Further, the Fund and the Dealer Manager hereby acknowledge and agree that each Indemnified Party shall be an express third-party beneficiary to the rights to indemnification and reimbursements granted by Sections 7 and 8 of this Agreement. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

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14. Term and Termination.

14.1 Termination; General. This Agreement may be terminated by either party upon 60 calendar days’ written notice to the other party in accordance with Section 16 below. In any case, this Agreement shall expire at the close of business on the Termination Date.

14.2 Dealer Manager Obligations Upon Termination. The Dealer Manager, upon the expiration or termination of this Agreement, shall (a) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account designated by the Fund for the deposit of investor funds, (b) promptly deliver to the Fund all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (c) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering and (d) notify Participating Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents, but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Fund to accomplish an orderly transfer of management of the Offering to a party designated by the Fund.

14.3 Fund Obligations Upon Termination. Upon expiration or termination of this Agreement, the Fund shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 5 hereof at such time as such compensation becomes payable.

15. Confirmation. The Fund hereby agrees and assumes the duty to confirm on its behalf and on behalf of dealers or brokers who sell the Offered Shares all orders for purchase of Offered Shares accepted by the Fund. Such confirmations will comply with the rules of the Commission and FINRA, and will comply with applicable laws of such other jurisdictions to the extent the Fund is advised of such laws in writing by the Dealer Manager.

16. Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile or (d) on the fifth business day after deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Fund:	Steadfast Alcentra Global Credit Fund
18100 Von Karman Avenue
Suite 500
Irvine, California 92612
Facsimile: (949) 777-8216
Attention: Secretary

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If to the Dealer Manager:	Steadfast Capital Markets Group, LLC
18100 Von Karman Avenue
Suite 500
Irvine, California 92612
Facsimile: (949) 852-0143
Attention: President

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 16.

[Signatures on following page.]

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“FUND”

STEADFAST ALCENTRA GLOBAL CREDIT FUND

By:
Name:
	Title:	Chief Executive Officer

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

STEADFAST CAPITAL MARKETS GROUP, LLC

By:
	Name:	Phillip D. Meserve
	Title:	President and Chief Executive Officer

Signature Page to Dealer Manager Agreement

EXHIBIT A

FORM OF

PARTICIPATING DEALER AGREEMENT

STEADFAST ALCENTRA GLOBAL CREDIT FUND

Up to $3,000,000,000 in Common Shares of Beneficial Interest, $0.001 par value per share

_____________, 2016

Ladies and Gentlemen:

Subject to the terms described herein, Steadfast Capital Markets Group, LLC, as the dealer manager (the “Dealer Manager”) for Steadfast Alcentra Global Credit Fund, a Delaware Statutory Trust (the “Fund”), invites you (“Participating Dealer”) to participate in the public sale (the “Offering”), on a “best efforts basis,” of up to $3,000,000,000 in common shares of beneficial interest of the Fund, $0.001 par value per share (the “Common Shares”), to be issued and sold to the public (the “Offered Shares”) as follows: (i) Class A Shares will be sold at an initial per share offering price of $10.00 until the Minimum Offering Requirement (as defined below) is achieved and, thereafter at an offering price equal to the Fund’s then current net asset value (“NAV”) per share plus selling commissions and dealer manager fees (each as described below) of up to 6.0% and 2.0%, respectively; (ii) Class T Shares will be sold at an initial per share offering price of $9.68 until the Minimum Offering Requirement is achieved and, thereafter at an offering price equal to the Fund’s then current NAV per share plus selling commissions and dealer manager fees (each as described below) of up to 3.0% and 2.0%, respectively; (iii) Class D Shares will be sold at an initial per share offering price of $9.39 until the Minimum Offering Requirement is achieved and, thereafter at an offering price equal to the Fund’s then current NAV per share plus dealer manager fees (as described below) of up to 2.0%; and (iv) Class I Shares will be sold at an initial per share offering price of $9.20 until the Minimum Offering Requirement is achieved and, thereafter at an offering price equal to the Fund’s then current NAV per share.

A registration statement on Form N-2 (File No. 333-______) has been prepared by the Fund in accordance with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), the applicable rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder (the “Securities Act Regulations”) and the Investment Company Act of 1940, as amended (the “1940 Act”), for the registration of the Offering. This registration statement, which includes a preliminary prospectus and a statement of additional information, was initially filed with the Commission on __________, 2016. The Fund has prepared and filed such amendments thereto, if any, and such amended prospectus, if any, as may have been required to the date hereof, and will file such additional amendments and supplements thereto as may hereafter be required. Copies of such registration statement and each amendment thereto have been or will be delivered to Participating Dealer. The prospectus, as amended or supplemented, on file with the Commission at the Effective Date (as defined below) of the Registration Statement (including financial statements, exhibits and all other documents related thereto filed as a part thereof or incorporated therein), is hereinafter referred to as the “Prospectus,” except that if the Prospectus is amended or supplemented after the Effective Date, the term “Prospectus” shall refer to the Prospectus as amended or supplemented to date, and if the Prospectus filed by the Fund pursuant to Rule 497 of the Securities Act Regulations shall differ from the Prospectus on file at the time the registration statement or any post-effective amendment to the registration statement shall become effective, the term “Prospectus” shall refer to the Prospectus filed pursuant to Rule 497 of the Securities Act Regulations from and after the date on which it shall have been filed with the Commission. As used in this agreement, the term “Registration Statement” means the Registration Statement, as amended through the date hereof, except that, if the Fund files any post-effective amendments to the Registration Statement, “Registration Statement” shall refer to the Registration Statement as so amended by the last post-effective amendment declared effective, and the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the Commission.

I. Dealer Manager Agreement. The Dealer Manager has entered into a Dealer Manager Agreement with the Fund dated __________, 2016 (the “Dealer Manager Agreement”). Upon effectiveness of this Participating Dealer Agreement (this “Agreement”), you will become one of the Participating Dealers referred to in the Dealer Manager Agreement and will become entitled and subject to the representations, warranties and covenants contained in the Dealer Manager Agreement relating to the rights and obligations of a Participating Dealer.

II. Sale of Offered Shares. Participating Dealer hereby agrees to use its best efforts to sell the Offered Shares for cash on the terms and conditions stated in the Prospectus. Nothing in this Agreement shall be deemed or construed to make Participating Dealer an employee, agent, representative, or partner of the Dealer Manager or the Fund, and Participating Dealer is not authorized to act for the Dealer Manager or the Fund or to make any representations on their behalf except as set forth in the Prospectus and any printed sales literature or other materials prepared by the Fund or Steadfast Investment Adviser, LLC, a Delaware limited liability company that serves as the Fund’s investment adviser pursuant to the terms of an investment advisory agreement (the “Adviser”), provided that the use of said sales literature and other materials has been approved for use by the Fund in writing and all appropriate regulatory agencies (the “Authorized Sales Materials”).

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III. Submission of Orders.

(a) Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a subscription agreement in the form attached as an Appendix to the Prospectus (the “Subscription Agreement”) and to deliver to Participating Dealer such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as an “instrument of payment”) in the initial amount of $10.00 per Class A Share, $9.68 per Class T Share, $9.39 per Class D Share and $9.20 per Class I Share until the Fund has achieved the Minimum Offering Requirement, and thereafter at a public offering price equal to the Fund’s NAV plus the applicable selling commissions and/or Dealer Manager Fees, or such other per share purchase price as the Fund’s Board of Directors may establish from time to time (subject to available discounts based upon the volume of shares purchased and for certain categories of purchasers, as specified in the Prospectus). In no event shall the aggregate selling commissions, Dealer Manager Fees and Distribution Fees (each as defined herein) exceed 8.0% of the gross offering proceeds received in the Offering. There shall be a minimum initial purchase by any one purchaser of $4,000 in Class A Shares, Class T Shares and Class D Shares and a minimum initial purchase by any one purchaser of $10,000 in Class I Shares (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Fund to the Dealer Manager). Minimum subsequent purchases of Offered Shares shall be $500 per transaction. Any Subscription Agreement and instrument of payment not conforming to the foregoing instructions shall be returned to such subscriber not later than the end of the second business day following receipt by Participating Dealer of such materials. Subscription Agreements and instruments of payment received by the Participating Dealer that conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the following methods:

(i) where, pursuant to Participating Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Subscription Agreements and instruments of payment are received from subscribers, then, by noon of the next business day following receipt by Participating Dealer, Participating Dealer will transmit the Subscription Agreements and instrument of payment to the Escrow Agent (as defined below) or, after the Fund has received and accepted subscriptions for at least $3,000,000 in Offered Shares (the “Minimum Offering Requirement”) to the Fund or to such other account or agent as directed by the Fund; and

(ii) where, pursuant to Participating Dealer’s internal supervisory procedures, final internal supervisory review is conducted at a different location (the “Final Review Office”), then Subscription Agreements and instruments of payment will be transmitted by Participating Dealer to the Final Review Office by noon of the next business day following receipt by Participating Dealer. The Final Review Office will in turn, by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and instrument of payment to the Escrow Agent or, after the Minimum Offering Requirement has been achieved, to the Fund or to such other account or agent as directed by the Fund.

(b) Participating Dealer understands that the Fund and/or the Dealer Manager reserves the unconditional right to reject any order for any or no reason.

(c) Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Participating Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and instrument of payment for such account directly to the Escrow Agent or, after the Minimum Offering Requirement has been achieved, to the Fund or to such other account agent as directed by the Fund. The Participating Dealer shall furnish to the Escrow Agent with each delivery of instruments of payment a list of the subscribers showing the name, address, tax identification number, state of residence, amount of Offered Shares subscribed for, and the amount of money paid.

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(d) Until such time as the Minimum Offering Requirement is achieved, those purchasers who purchase Offered Shares will be instructed by the Processing Broker-Dealer to make their checks payable to “UMB Bank, N.A., as escrow agent for Steadfast Alcentra Global Credit Fund.” Thereafter, those persons who purchase Offered Shares will be instructed by the Processing Broker-Dealer to make their checks payable to “Steadfast Alcentra Global Credit Fund.”

(e) Participating Dealer hereby agrees to be bound by the terms of the Escrow Agreement, dated __________, 2016 (the “Escrow Agreement”), by and among UMB Bank, N.A., as escrow agent (the “Escrow Agent”), the Dealer Manager and the Fund.

IV. Participating Dealer’s Compensation.

(a) Subject to volume discounts and other special circumstances described in or as otherwise provided in the “Plan of Distribution” section of the Prospectus, Participating Dealer’s selling commission applicable to the total public offering price of Offered Shares sold by Participating Dealer that it is authorized to sell hereunder is 6.0% of the gross proceeds of the Class A Shares sold by the Participating Dealer in the Offering and 3.0% of the gross proceeds of the Class T Shares sold by the Participating Dealer in the Offering, which commissions will be paid by the Dealer Manager. For these purposes, a “sale of Offered Shares” shall occur if and only if a Subscription Agreement is accepted by the Fund and the Fund has thereafter distributed the commission to the Dealer Manager in connection with such transaction. Participating Dealer hereby waives any and all rights to receive payment of selling commissions, Dealer Manager Fees or Distribution Fees due until such time as the Dealer Manager is in receipt of such selling commissions, Dealer Manager Fees or Distribution Fees from the Fund. Participating Dealer affirms that the Dealer Manager’s liability for selling commissions, Dealer Manager Fees and Distribution Fees payable to Participating Dealer is limited solely to the proceeds receivable associated therewith.

(b) As set forth in the Prospectus, the Dealer Manager, in its sole discretion, may reallow a portion of the dealer manager fee described in the Prospectus (the “Dealer Manager Fee”) to Participating Dealer as marketing fees or to defray other distribution-related expenses. Such reallowance, if any, shall be determined by the Dealer Manager in its sole discretion based on factors including, but not limited to, the number of Offered Shares sold by Participating Dealer and the assistance of Participating Dealer in marketing the Offering. The Dealer Manager’s reallowance of Dealer Manager Fees to Participating Dealer shall be described in Schedule 1 to this Agreement.

(c) Upon the terms set forth in the Prospectus and with respect to Class T Shares, Class D Shares and Class I Shares purchased in the offering, the Dealer Manager will receive an annual distribution fee (“Distribution Fee”) of 1.0% with respect to Class T Shares, 0.5% with respect to Class D Shares and 0.5% with respect to Class I Shares; provided, that the maximum Distribution Fees payable in connection with the purchase of Class T Shares is 3.0% of the purchase price of such shares, the maximum Distribution Fees payable in connection with the purchase of Class D Shares is 6.0% of the purchase price of such shares and the maximum Distribution Fees payable in connection with the purchase of Class I Shares is 8.0% of the purchase price of such shares. The Dealer Manager may reallow a portion of the Distribution Fee to Participating Dealers; provided, however, that the Distribution Fee shall not begin to accrue until the date upon which the Fund has achieved the Minimum Offering Requirement and the Escrow Agent has released proceeds from the Escrow Account to the Fund. The Distribution Fee will not be payable with respect to DRIP Shares. All Distribution Fees payable with respect to the sales of Offered Shares will cease in accordance with the offering terms and conditions as set forth in the Prospectus.

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(d) Participating Dealer acknowledges and agrees that no selling commissions or Dealer Manager Fees will be paid in respect of the sale of any DRIP Shares.

(e) The parties hereby agree that the foregoing selling commissions, Dealer Manager Fees and Distribution Fees are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Offered Shares, that Participating Dealer’s interest in the Offering is limited to such selling commissions and Dealer Manager Fees from the Dealer Manager and Participating Dealer’s indemnity referred to in Section XII below, and that the Fund is not liable or responsible for the direct payment of such selling commissions, Dealer Manager Fees or Distribution Fees to Participating Dealer. In addition, as set forth in the Prospectus, the Dealer Manager will reimburse Participating Dealer for reasonable bona fide due diligence expenses incurred by Participating Dealer. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by Participating Dealer and its personnel when visiting the Fund’s offices to verify information relating to the Fund. Participating Dealer shall provide a detailed and itemized invoice for any such due diligence expenses.

(f) No compensation in connection with the Offering may be paid to the Dealer Manager, Participating Dealer or its affiliates out of the proceeds of the Offering prior to the release of such proceeds from the Escrow Account. However, if any such payments are made from sources other than proceeds of the Offering, they shall be made only on the basis of bona fide transactions.

V. Payment.

(a) Payments of selling commissions, Dealer Manager Fees and Distribution Fees will be made by the Dealer Manager (or by the Fund as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to Participating Dealer within thirty (30) days of the receipt by the Dealer Manager of the gross selling commission, Dealer Manager Fee or Distribution Fee payments from the Fund.

(b) Participating Dealer, in its sole discretion, may authorize Dealer Manager (or the Fund as the agent of the Dealer Manager, as provided in the Dealer Manager Agreement) to deposit selling commissions, Dealer Manager Fees and Distribution Fees due to it pursuant to this Agreement directly to its bank account. If Participating Dealer so elects, Participating Dealer shall provide deposit authorization and instructions to Dealer Manager in Schedule 2 to this Agreement.

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VI. Right to Reject Orders or Cancel Sales. All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Fund and/or the Dealer Manager, which reserves the right to reject any order for any or no reason. Orders not accompanied by the required instrument of payment for the Offered Shares may be rejected. Issuance and delivery of the Offered Shares will be made only after actual receipt of payment therefor. In the event an order is rejected, canceled or rescinded for any reason, Participating Dealer agrees to return to the Dealer Manager any selling commissions or Dealer Manager Fees theretofore paid with respect to such order, and, if Participating Dealer fails to so return any such selling commissions or Dealer Manager Fees, the Dealer Manager shall have the right to offset amounts owed against future selling commissions, Dealer Manager Fees or Distribution Fees due and otherwise payable to Participating Dealer.

VII. Prospectus and Authorized Sales Materials. Participating Dealer is not authorized or permitted to give, and will not give, any information or make any representation (written or oral) concerning the Offered Shares except as set forth in the Prospectus and the Authorized Sales Materials. The Dealer Manager will supply Participating Dealer with reasonable quantities of the Prospectus (including any supplements thereto), as well as any Authorized Sales Materials, for delivery to investors, and Participating Dealer will deliver a copy of the Prospectus (including all supplements thereto) to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Offered Shares to an investor. Participating Dealer agrees that it will not send or give any supplements to the Prospectus or any Authorized Sales Materials to any investor unless it has previously sent or given a Prospectus and all supplements thereto to that investor or has simultaneously sent or given a Prospectus and all supplements thereto with such Prospectus supplement or Authorized Sales Materials. Participating Dealer agrees that it will not show or give to any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only” or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Offered Shares to members of the public. Participating Dealer agrees that it will not use in connection with the offer or sale of Offered Shares any materials or writings which have not been previously approved by the Fund other than the Prospectus and the Authorized Sales Materials. Participating Dealer agrees to furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will itself mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Regardless of the termination of this Agreement, Participating Dealer will deliver a Prospectus in transactions in the Offered Shares for a period of ninety (90) days from the Effective Date of the Registration Statement or such longer period as may be required by the Exchange Act. Participating Dealer agrees to comply with all the applicable requirements under the Securities Act, the Employee Retirement Income Security Act of 1974, as amended, the Exchange Act (including, to the extent applicable, with respect to the custody of funds and securities), the Conduct Rules of FINRA or its predecessor, the National Association of Securities Dealers, Inc., and any other foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling Offered Shares.

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VIII. License and Association Membership. Participating Dealer’s acceptance of this Agreement constitutes a representation to the Fund and the Dealer Manager that Participating Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Offered Shares under federal and state securities laws and regulations in all states where it offers or sells Offered Shares, and that it is a member in good standing of FINRA. Participating Dealer represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule 3 to this Agreement and that its independent contractors and registered representatives have the appropriate licenses(s) to offer and sell the Offered Shares in such jurisdictions. This Agreement shall automatically terminate if Participating Dealer ceases to be a member in good standing of FINRA, or with the securities commission of the state in which Participating Dealer’s principal office is located. Participating Dealer agrees to notify the Dealer Manager immediately if Participating Dealer ceases to be a member in good standing of FINRA or with the securities commission of any state in which Participating Dealer is currently registered or licensed. The Participating Dealer also hereby agrees to abide by the Rules of Fair Practice of FINRA and to comply with the NASD Conduct Rule 2420, and FINRA Conduct Rules 5110 and 5141.

IX. Anti-Money Laundering Compliance Programs.

(a) Participating Dealer’s acceptance of this Agreement constitutes a representation to the Fund and the Dealer Manager that Participating Dealer has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with applicable law, including applicable FINRA Rules, rules promulgated by the Commission (the “Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”), reasonably expected to detect and cause the reporting of suspicious transactions in connection with the sale of Offered Shares. Participating Dealer’s acceptance of this Agreement also constitutes a representation to the Fund and the Dealer Manager that as of the date hereof, Participating Dealer is in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act. Participating Dealer covenants that it will perform all activities it is required to perform by applicable AML Rules and its AML Program with respect to all customers on whose behalf Participating Dealer submits orders to the Fund. To the extent permitted by applicable law, Participating Dealer will share information with the Dealer Manager and the Fund for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of Offered Shares.

(b) Upon request by the Dealer Manager at any time, Participating Dealer hereby agrees to (i) furnish a written copy of its AML Program to the Dealer Manager for review and (ii) furnish a copy of the findings and any remedial actions taken in connection with Participating Dealer’s most recent independent testing of its AML Program. Participating Dealer hereby covenants to remain in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act, and shall, upon request by the Dealer Manager, provide a certification to Dealer Manager that, as of the date of such certification, (i) its AML Program is consistent with the AML Rules, (ii) it has continued to implement its AML Program, and (iii) it is currently in compliance with all AML Rules, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the Money Laundering Abatement Act.

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(c) In addition, Participating Dealer represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by OFAC (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement. Upon request by the Dealer Manager at any time, Participating Dealer hereby agrees to (i) furnish a written copy of its OFAC Program to the Dealer Manager for review and (ii) furnish a copy of the findings and any remedial actions taken in connection with Participating Dealer’s most recent independent testing of its OFAC Program. Participating Dealer hereby represents that it is currently in compliance with all OFAC requirements. Participating Dealer hereby agrees, upon request by the Dealer Manager to provide an annual certification to Dealer Manager that, as of the date of such certification, (i) its OFAC Program is consistent with the OFAC requirements, (ii) it has continued to implement its OFAC Program and (iii) it is currently in compliance with all OFAC requirements.

(d) The parties acknowledge that for the purposes of FINRA Rules, the investors who purchase Offered Shares through Participating Dealer are “customers” of Participating Dealer and not the Dealer Manager. Nonetheless, to the extent that the Dealer Manager deems it prudent, Participating Dealer shall cooperate with the Dealer Manager’s reasonable requests for information, records and data related to the Fund’s shareholders introduced to, and serviced by, Participating Dealer. Notwithstanding the foregoing, Participating Dealer shall not be required to provide to the Dealer Manager any documentation that, in Participating Dealer’s reasonable judgment, would cause Participating Dealer to lose the benefit of attorney-client privilege or other privilege which it may be entitled to assert relating to the discoverability of documents in any civil or criminal proceedings.

X. Limitation of Offer; Suitability.

(a) Participating Dealer will offer Offered Shares only to persons who meet the suitability standards set forth in the Prospectus and any suitability letter or memorandum sent to it by the Fund or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Fund or the Dealer Manager that the Offered Shares are qualified for sale or that such qualification is not required (the “Qualified Jurisdictions”). Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), Participating Dealer represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both Participating Dealer and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Offered Shares, Participating Dealer will comply with the provisions of the Rules of Fair Practice set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors.

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(b) Participating Dealer further represents, warrants and covenants that neither Participating Dealer, nor any person associated with Participating Dealer, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (i) applicable provisions described in the Prospectus, including minimum income and net worth standards; or (ii) applicable FINRA Conduct Rules. Participating Dealer agrees to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, Participating Dealer, or a person associated with Participating Dealer, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the Commission, any state securities commission, FINRA or the Fund) concerning such investor’s age, investment objectives, other investments, financial situation and needs, and any other information known to Participating Dealer, or person associated with Participating Dealer, that (i) the investor is or will be in a financial position appropriate to enable the investor to realize to a significant extent the benefits described in the Prospectus, including the tax benefits to the extent they are a significant aspect of the Offered Shares, (ii) the investor has a fair market net worth sufficient to sustain the risks inherent in an investment in Offered Shares in the amount proposed, including loss and lack of liquidity of such investment, and (iii) an investment in Offered Shares is otherwise suitable for such investor. Participating Dealer further represents, warrants and covenants that Participating Dealer, or a person associated with Participating Dealer, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor solicited by a person associated with Participating Dealer by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each such proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained, or accounts hereafter established. Participating Dealer agrees to retain such documents and records in Participating Dealer’s records for a period of six years from the date of the applicable sale of Offered Shares, to otherwise comply with the record keeping requirements provided in Section XIV below and to make such documents and records available to (i) the Dealer Manager and the Fund upon request and (ii) representatives of the Commission, FINRA and applicable state securities administrators upon Participating Dealer’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. Participating Dealer shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of Participating Dealer’s customer and such customer’s completed and executed Subscription Agreement.

XI. Due Diligence; Adequate Disclosure. Prior to offering the Offered Shares for sale, Participating Dealer shall have conducted an inquiry such that Participating Dealer has reasonable grounds to believe, based on information made available to Participating Dealer by the Fund or the Dealer Manager through the Prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating a purchase of Offered Shares. Notwithstanding the foregoing, Participating Dealer may rely upon the results of an inquiry conducted by an independent third party retained for that purpose. Prior to the sale of the Offered Shares, Participating Dealer shall inform each prospective purchaser of Offered Shares of pertinent facts relating to the Offered Shares including specifically the risks related to limitations on liquidity and marketability of the Offered Shares during the term of the investment but shall not, in any event, make any representation on behalf of the Fund except as set forth in the Prospectus and any Authorized Sales Materials.

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XII. Indemnification. For the purposes of this Section XII, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, trustees, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(a) Participating Dealer agrees to indemnify, defend and hold harmless the Fund, the Dealer Manager, each of their respective Indemnified Parties, and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the Fund, the Dealer Manager, or any of their respective Indemnified Parties, or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) in whole or in part, any material inaccuracy in a representation or warranty by Participating Dealer, any material breach of a covenant by Participating Dealer, or any material failure by Participating Dealer to perform its obligations hereunder, or (ii) any untrue statement or alleged untrue statement of a material fact contained (1) in any Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement to the Prospectus or (2) in any Authorized Sales Materials or (3) in any application to qualify the Offered Shares for the offer and sale under the applicable state securities or “blue sky” laws of any state or jurisdiction, or (iii) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any amendment or supplement to the Prospectus or necessary to make statements therein not misleading, provided, however, that in each case described in clauses (ii) and (iii) to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Fund or the Dealer Manager by Participating Dealer specifically for use with reference to Participating Dealer in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto or any Authorized Sales Material, or (iv) any use of sales literature by Participating Dealer not authorized or approved by the Fund or use of “broker-dealer use only” materials with members of the public concerning the Offered Shares by Participating Dealer or Participating Dealer’s representatives or agents, or (v) any untrue statement made by Participating Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, or (vi) any material violation of this Agreement by Participating Dealer, or (vii) any failure of Participating Dealer to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (viii) any other failure by Participating Dealer to comply with applicable FINRA rules or Commission Rules or any other applicable federal or state laws in connection with the Offering. Participating Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action.

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(b) Promptly after receipt by any Indemnified Party under this Section XII of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against any indemnifying party under this Section XII, notify in writing the indemnifying party of the commencement thereof and the omission to so notify the indemnifying party shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure. In case any such action is brought against any Indemnified Party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses (subject to Section XII(c) below) incurred by such Indemnified Party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such Indemnified Party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

(c) An indemnifying party under this Section XII of this Agreement shall pay all legal fees and expenses of the Indemnified Party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one Indemnified Party. If such claims or actions are alleged or brought against more than one Indemnified Party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been participating by a majority of the Indemnified Parties against which such action is finally brought; and in the event a majority of such Indemnified Parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an Indemnified Party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

XIII. Contribution.

(a) If the indemnification provided for in Section XII hereof is for any reason unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such Indemnified Party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund, the Dealer Manager and Participating Dealer, respectively, from the offering of the Offered Shares pursuant to this Agreement and the Dealer Manager Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund, the Dealer Manager and Participating Dealer, respectively, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

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(b) The relative benefits received by the Fund, the Dealer Manager and Participating Dealer, respectively, in connection with the Offering pursuant to this Agreement shall be deemed to be in the same respective proportion as the total net proceeds from the sale of the Offered Shares (before deducting expenses) received by the Fund, and the total selling commissions, Dealer Manager Fees and Distribution Fees received by the Dealer Manager and Participating Dealer, respectively, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover.

(c) The relative fault of the Fund, the Dealer Manager and Participating Dealer, respectively, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact related to information supplied by the Fund, or by the Dealer Manager or by Participating Dealer, respectively, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(d) The Fund, the Dealer Manager and Participating Dealer agree that it would not be just and equitable if contribution pursuant to this Section XIII were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable contributions referred to above in this Section XIII. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an Indemnified Party and referred to above in this Section XIII shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or alleged omission.

(e) Notwithstanding the provisions of this Section XIII, the Dealer Manager and the Participating Dealer shall not be required to contribute any amount by which the total price at which the Offered Shares sold to the public by them exceeds the amount of any damages which the Dealer Manager and the Participating Dealer have otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

(f) No party guilty of fraudulent misrepresentation shall be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation pursuant to Section 11(f) of the Securities Act.

(g) For the purposes of this Section XIII, the Dealer Manager’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls the Dealer Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Dealer Manager, and each officer, director, trustee, employee, member, partner, agent and representative of the Fund, respectively, each officer of the Fund who signed the Registration Statement and each person, if any, who controls the Fund, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution of the Fund. Participating Dealer’s obligations to contribute pursuant to this Section XIII are several in proportion to the number of Offered Shares sold by Participating Dealer and not joint.

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XIV. Compliance with Record Keeping Requirements. Participating Dealer agrees to comply with the record keeping requirements of the Exchange Act, including but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act. Participating Dealer further agrees to keep such records with respect to each customer who purchases Offered Shares, his suitability and the amount of Offered Shares sold, and to retain such records for such period of time as may be required by the Commission, any state securities commission, FINRA or the Fund.

XV. Customer Complaints. Participating Dealer hereby agrees to provide to the Dealer Manager promptly upon receipt by Participating Dealer copies of any written or otherwise documented customer complaints received by Participating Dealer relating in any way to the Offering (including, but not limited to, the manner in which the Offered Shares are offered by Participating Dealer), the Offered Shares or the Fund.

XVI. Effective Date. This Agreement will become effective upon the last date it is signed by either party hereto. Upon effectiveness of this Agreement, all offers and sales of Offered Shares by Participating Dealer will be made pursuant to this Agreement exclusively and not through any prior agreement between Participating Dealer and the Dealer Manager, if any.

XVII. Termination; Amendment.

(a) Participating Dealer will immediately suspend or terminate its offer and sale of Offered Shares upon the request of the Fund or the Dealer Manager at any time and will resume its offer and sale of Offered Shares hereunder upon subsequent request of the Fund or the Dealer Manager. Any party may terminate this Agreement by written notice pursuant to Section XX below. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections XII, XIII, XIV, XVII, XIX, XX and XXI, all of which will survive the termination of this Agreement. This Agreement and the exhibits and schedules hereto are the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto relating to the subject matter hereof.

(b) This Agreement may be amended at any time by the Dealer Manager by written notice to Participating Dealer, and any such amendment shall be deemed accepted by Participating Dealer upon placing an order for sale of Offered Shares after it has received such notice.

XVIII. Assignment. Participating Dealer shall have no right to assign this Agreement or any of Participating Dealer’s rights hereunder or to delegate any of Participating Dealer’s obligations. Any purported assignment or delegation by Participating Dealer shall be null and void. The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and Participating Dealer shall be deemed to have consented to such assignment by execution hereof. Dealer Manager shall provide written notice of any such assignment to Participating Dealer.

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XIX. Privacy Laws. The Dealer Manager and Participating Dealer (each referred to individually in this Section XIX as a “party”) agree as follows:

(a) Each party agrees to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”); (ii) the privacy standards and requirements of any other applicable federal or state law; and (iii) its own internal privacy policies and procedures, each as may be amended from time to time;

(b) Each party agrees to refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and

(c) Each party shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. In the event either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that each is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.

XX. Notice. All notices will be in writing and deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile, or (d) on the fifth business day after deposit in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the Dealer Manager at: 18100 Von Karman Avenue, Suite 500, Irvine, CA 92612, Attention: Secretary, and to Participating Dealer at the address specified by Participating Dealer on the signature page hereto.

XXI. Attorneys’ Fees, Applicable Law and Venue.

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of New York. Venue for any action (including arbitration) brought hereunder shall lie exclusively in Irvine, California.

[Signatures on following pages.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on its behalf by its duly authorized agent.

“DEALER MANAGER”

STEADFAST CAPITAL MARKETS GROUP, LLC

By:
Name:
	Title:	Secretary

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the jurisdictions identified below represent a true and correct list of all jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities, and we agree to advise you of any change in such list during the term of this Agreement.

1. Identity of Participating Dealer:
Full Legal Name:

(to be completed by Participating Dealer)

Type of Entity:

(to be completed by Participating Dealer)

Organized in the State of:

(to be completed by Participating Dealer)

Tax Identification Number:

(to be completed by Participating Dealer)

FINRA/CRD Number:

(to be completed by Participating Dealer)

Signature Page to Participating Dealer Agreement

2.    Any notice under this Agreement will be deemed given pursuant to Section XX hereof when delivered to Participating Dealer as follows:

Company Name:

Attention to:
(Name)

(Title)
Street Address:

City, State and Zip Code:

Telephone No.:

Facsimile No.:

Email Address:

Accepted and agreed as of the date below:

“PARTICIPATING DEALER”

(Print Name of Participating Dealer)
By:

Name:
Title:
Date:

Signature Page to Participating Dealer Agreement

SCHEDULE 1
TO
PARTICIPATING DEALER AGREEMENT WITH
STEADFAST CAPITAL MARKETS GROUP, LLC

NAME OF ISSUER: STEADFAST ALCENTRA GLOBAL CREDIT FUND

NAME OF PARTICIPATING DEALER:

SCHEDULE TO AGREEMENT DATED:

As marketing fees and to defray other distribution-related expenses, the Dealer Manager will pay _______                  basis points of the gross cash proceeds on all sales generated by Participating Dealer pursuant to Section IV of this Participating Dealer Agreement. These amounts are in addition to the selling commissions and Distribution Fees (if any) provided for in Section IV of this Participating Dealer Agreement and will be due and payable at the same time as the selling commissions, as more fully described in Section V hereof.

“DEALER MANAGER”

STEADFAST CAPITAL MARKETS GROUP, LLC

By:

Name:

Title:

“PARTICIPATING DEALER”

(Print Name of Participating Dealer)

By:

Name:

Title:

Schedule 1

SCHEDULE 2
TO
PARTICIPATING DEALER AGREEMENT WITH

STEADFAST CAPITAL MARKETS GROUP, LLC

NAME OF ISSUER: STEADFAST ALCENTRA GLOBAL CREDIT FUND

NAME OF PARTICIPATING DEALER:

SCHEDULE TO AGREEMENT DATED:

Participating Dealer hereby authorizes the Dealer Manager or its agent to deposit selling commissions, Dealer Manager Fees, Distribution Fees and other payments due to it pursuant to the Participating Dealer Agreement to its bank account specified below. This authority will remain in force until Participating Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into Participating Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to Participating Dealer for an amount not to exceed the amount of the erroneous deposit.

Bank Name:

Bank Address:

Bank Routing Number:

Account Number:

“PARTICIPATING DEALER”

(Print Name of Participating Dealer)

By:

Name:

Title:

Schedule 2

SCHEDULE 3
TO
PARTICIPATING DEALER AGREEMENT WITH
STEADFAST CAPITAL MARKETS GROUP, LLC

Participating Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

☐	Alabama	☐	Montana

☐	Alaska	☐	Nebraska

☐	Arizona	☐	Nevada

☐	Arkansas	☐	New Hampshire

☐	California	☐	New Jersey

☐	Colorado	☐	New Mexico

☐	Connecticut	☐	New York

☐	Delaware	☐	North Carolina

☐	District of Columbia	☐	North Dakota

☐	Florida	☐	Ohio

☐	Georgia	☐	Oklahoma

☐	Hawaii	☐	Oregon

☐	Idaho	☐	Pennsylvania

☐	Illinois	☐	Rhode Island

☐	Indiana	☐	South Carolina

☐	Iowa	☐	South Dakota

☐	Kansas	☐	Tennessee

Schedule 3

☐	Kentucky	☐	Texas

☐	Louisiana	☐	Utah

☐	Maine	☐	Vermont

☐	Maryland	☐	Virginia

☐	Massachusetts	☐	Washington

☐	Michigan	☐	West Virginia

☐	Minnesota	☐	Wisconsin

☐	Mississippi	☐	Wyoming

☐	Missouri	☐	Puerto Rico

Schedule 3